UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 19, 2013

DIAMONDBACK ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-35700 (Commission File Number)	45-4502447 (I.R.S. Employer Identification Number)
500 West Texas Suite 1225 Midland, Texas (Address of principal executive offices)		79701 (Zip code)
(432) 221-7400 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01. Completion of Acquisition or Disposition of Assets.

We have previously reported that on August 28, 2013, we entered into a Purchase and Sale Agreement with IBEX Mineral Resources, LLC and Beehive Partners, LLC to purchase mineral rights underlying approximately 15,000 gross (12,500 net) acres in Midland County, Texas in the Permian Basin (the “Acquisition”). On September 19, 2013, we closed the Acquisition for a cash purchase price of $440.0 million. We funded the Acquisition with the net proceeds of our offering of 7.625% Senior Notes due 2021 to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act, which offering was completed on September 17, 2013. We are the operator of almost half of the acreage on which the mineral rights acquired by us in the Acquisition are located.

Item 9.01. Financial Statements and Exhibits.
To the extent it is determined that any financial statements or pro forma financial information with respect to the Acquisition is required by Item 9.01 of Form 8-K, such statements or information will be included in an amendment to this Form 8-K by not later than 71 calendar days after the date that the initial report on Form 8-K must be filed.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIAMONDBACK ENERGY, INC.

Date:	September 25, 2013	By:	/s/ Teresa L. Dick
Teresa L. Dick
Senior Vice President and Chief Financial Officer

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